EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill The State Bank (810) 714-3985 January 17, 2006

For Immediate Release

FENTURA FINANCIAL, INC. NET INCOME UP 25.3% FOR 2005

        Fenton, Michigan---January 17, 2006---Fentura Financial, Inc. (trading symbol: FETM), the holding company for The State Bank of Fenton, Michigan, Davison State Bank of Davison, Michigan, and West Michigan Community Bank of Hudsonville, Michigan, today reported that continued strong loan growth and an improved net interest margin contributed to a 25.3% increase in net income for the year ended December 31, 2005. Net income for the year totaled $5,054,000 or $2.64 per diluted share, compared to $4,034,000, or $2.13 per diluted share for 2004.

        Financial highlights for 2005 compared to 2004 include:

        1. Revenues increased 22.1% driven by a 26.6% increase in net interest income.

        2. Non-interest income increased slightly when adjusted for non-recurring gains realized in connection with the 2004 sale of Small Business Administration guaranteed and credit card loans.

        3. Net interest margin improved 53 basis points to 4.23%.

        4. Total loans increased $45,926,000 or 11.7% to $439,356,000.

        5. Credit quality remains strong with non performing assets equaling just 0.56% of total assets.

        6. Return on average equity for the year was 11.09%.

        For the fourth quarter ended December 31, 2005, net income totaled $1,310,000, or $0.68 per diluted share, compared to $1,534,000, or $0.81 per share achieved during the fourth quarter of 2004. The 2004 results included $464,000 of non-recurring income resulting from the sale of certain credit card and Small Business Administration loans. Core revenues (net of the non-recurring charges) which are comprised of net interest income and non-interest income, grew 7.1% in the fourth quarter to $7.4 million, compared to $6.8 million in the fourth quarter of 2004. A growing balance sheet, improvement in the net interest margin, an increase in the gain on sale of loans, and improvement in trust and investment income all contributed to the quarterly improvement in revenues. Net interest income totaled $5.73 million for the fourth quarter compared to $5.16 million for the fourth quarter of 2004. Non interest expense increased 7.8% to $5.14 million for the fourth quarter from $4.77 million in the fourth quarter of 2004 due to a rise in salary and benefit expense and an increase in bonus and incentive payouts in connection with the improved performance for the quarter and the full year.

        2005 revenues grew 22.1% to $40.8 million compared to $33.4 million achieved during 2004. Net interest income increased 26.6% to $22.6 million compared to $17.8 million during 2004. Non-interest income declined 5.6% as a decline in deposit account charges and losses from repositioning the securities portfolio more than offset gains in fiduciary income and in the sale of residential mortgage loans. Non-interest expense increased 14.4% to $20.80 million compared to $18.18 million during 2004, due to annual salary and benefit expense increases, additional performance incentives and staff additions in preparation for new offices and support services to be added during 2006.

        Total loans were $439.4 million at December 31, 2005, an increase of 11.7% or $45.9 million compared to December 31, 2004. The year-to-year increase was primarily attributable to a 14.0% or $40.6 million dollar increase in commercial and construction loans. Total deposits increased 7.5% or $37.0 million while borrowings to fund loan growth decreased 25.5% to $25.8 million.

        According to President and CEO Donald L. Grill, "2005 was a record year for Fentura Financial, Inc. and its affiliate banks. Our record earnings generated an 11.09% return on average equity (ROE) for the year, up from 9.72% reported last year. We were particularly pleased with the operating results at both West Michigan Community Bank and The State Bank during 2005. Our efforts to generate new business, expand existing relationships and strengthen our alliance with other community bank partners contributed to the strong improvement in year-to-year financial performance."

        Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving Davison and Goodrich; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison, and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

# # #

CAUTIONARY STATEMENT : This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filing with the Securities and Exchange Commission.

Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	Dec 31 2005	Sep 30 2005	Jun 30 2005	Mar 31 2005	Dec 31 2004

ASSETS Cash and cash equivalents
Cash and due from banks	$ 21,327	$ 22,885	$ 21,799	$ 17,388	$ 22,705
Short term investments	9,750	8,300	550	-	4,550

Total cash & cash equivalents	31,077	31,185	22,349	17,388	27,255
Securities:
Securities available for sale	99,108	94,705	99,910	103,881	110,391
Securities held to maturity	14,851	13,663	18,607	19,249	18,786

Total securities	113,959	108,368	118,517	123,130	129,177
Loans held for sale	1,042	2,442	3,722	3,278	1,587
Loans:
Commercial	254,498	241,190	235,823	237,099	229,012
Real estate - construction	76,386	81,156	76,658	70,265	61,278
Real estate - mortgage	37,627	39,529	37,605	32,055	32,705
Consumer	70,845	72,541	72,726	71,656	70,435

Total loans	439,356	434,416	422,812	411,075	393,430
Less: Allowance for loan losses	(6,301)	(6,294)	(5,996)	(5,780)	(5,501)

Net loans	433,055	428,122	416,816	405,295	387,929
Bank owned life insurance	6,579	6,417	6,941	6,902	6,861
Bank premises and equipment	14,617	14,245	14,279	14,607	13,812
Federal Home Loan Bank stock	2,300	2,300	2,300	2,276	2,252
Accrued interest receivable	2,676	2,550	2,438	2,393	2,335
Goodwill	7,955	7,955	7,955	7,955	7,955
Acquisition intangibles	1,075	1,162	1,248	1,335	1,433
Other assets	4,754	4,441	4,706	4,557	4,294

TOTAL ASSETS	$ 619,089	$ 609,187	$ 601,271	$ 589,116	$ 584,890

LIABILITIES & SHAREHOLDERS' EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	76,792	81,532	81,930	78,715	80,631
Interest bearing deposits	451,262	435,404	421,177	395,519	410,434

Total deposits	528,054	516,936	503,107	474,234	491,065
Borrowings	1,537	1,950	8,384	17,356	5,200
Federal Home Loan Bank Advances	14,228	16,267	18,806	28,863	19,402
Repurchase agreements	10,000	10,000	10,000	10,000	10,000
Subordinated debentures	14,000	14,000	12,000	12,000	12,000
Accrued interest, taxes & other liabilities	4,375	3,893	4,298	3,476	4,254

Total liabilities	572,194	563,046	556,595	545,929	541,921

SHAREHOLDERS' EQUITY
Common stock - no par value
1,931,297 shares authorized	34,491	34,359	33,467	33,325	33,110
Retained earnings	13,729	12,882	12,048	11,211	10,514
Accumulated other comprehensive income (loss)	(1,325)	(1,100)	(839)	(1,349)	(655)

Total shareholders' equity	46,895	46,141	44,676	43,187	42,969

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 619,089	$ 609,187	$ 601,271	$ 589,116	$ 584,890

* Common stock shares issued & outstanding	1,931,297	1,926,704	1,898,382	1,895,419	1,889,463
Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	0.67%	0.46%	0.43%	0.38%	0.42%
Allowance for Loan Losses as a % of
Non-Performing Loans	213.09%	317.40%	329.27%	371.94%	350.16%
Accruing Loans Past Due 90 Days More to Total Loans	0.02%	0.01%	0.02%	0.02%	0.02%
Non-Performing Assets as a % of Total Assets	0.56%	0.45%	0.45%	0.41%	0.47%
Quarterly Average Balances:
Total Loans	436,632	429,357	426,132	401,512	360,330
Total Earning Assets	559,834	551,618	548,971	530,420	495,441
Total Shareholders' Equity	47,497	45,294	43,839	44,229	41,730
Total Assets	610,275	603,683	598,698	580,454	546,901
Diluted Shares Outstanding	1,934,741	1,901,444	1,903,516	1,899,080	1,893,716

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands)
UNAUDITED

	Three Months ended			Twelve months ended
	Dec 31 2005	Sep 30 2005	Dec 31 2004	Dec 31 2005	Dec 31 2004

Interest income:
Interest & fees on loans
Interest & dividends on securities:	$ 8,154	$7,749	$6,362	$ 29,670	$22,161
Taxable	764	801	779	3,250	3,053
Tax-exempt	112	227	215	794	746
Interest on federal funds sold	110	36	63	164	134

Total interest income	9,140	8,813	7,419	33,878	26,094
Interest expense:
Deposits	2,941	2,538	1,894	9,390	7,004
Borrowings	473	498	366	1,908	1,259

Total interest expense	3,414	3,036	2,260	11,298	8,263

Net interest income	5,726	5,777	5,159	22,580	17,831
Provision for loan losses	387	404	370	1,389	1,389

Net interest income after provision for loan losses	5,339	5,373	4,789	21,191	16,442
Non-interest income:
Service charges on deposit accounts	874	907	919	3,501	3,738
Gain on sale of mortgage loans	212	282	97	842	510
Trust & investment services income	372	329	279	1,387	1,071
Loss on sale of securities	(41)	2	-	(150)	-
Gain on sale of credit cards and SBA loans	-	-	464	-	464
Other income and fees	227	364	393	1,302	1,509

Total non-interest income	1,644	1,884	2,152	6,882	7,292
Non-interest expense:
Salaries & employee benefits	2,922	3,094	2,624	11,984	9,956
Occupancy	349	441	440	1,673	1,633
Furniture and equipment	504	496	594	2,080	2,153
Loan and collection	133	122	49	388	289
Advertising and promotional	118	152	113	627	499
Other operating expenses	1,109	967	945	4,047	3,646

Total non-interest expense	5,135	5,272	4,765	20,799	18,176

Income before federal income taxes	1,848	1,985	2,176	7,274	5,558
Federal income taxes	538	686	642	2,220	1,524

Net Income	$ 1,310	$1,299	$1,534	$ 5,054	$ 4,034

Per Share Data:
Basic earnings	$ 0.68	$ 0.68	$ 0.81	$ 2.65	$ 2.14
Diluted earnings	$ 0.68	$ 0.68	$ 0.81	$ 2.64	$ 2.13
Cash dividends declared	$ 0.25	$ 0.24	$ 0.23	$ 0.97	$ 0.92
Performance Ratios:
Return on Average Assets	0.85%	0.85%	0.59%	0.85%	0.74%
Return on Average Equity	10.94%	11.38%	8.41%	11.09%	9.72%
Net Interest Margin (FTE)	4.11%	4.26%	3.71%	4.23%	3.70%
Book Value Per Share	$ 24.28	$23.95	$22.28	$ 24.28	$ 22.74
Net Charge-offs	380	106	127	589	461
Ratio of Net charge-offs to Gross Loans	0.09%	0.02%	0.03%	0.13%	0.12%